Exhibit 3.1
AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Angi Inc.1
It is hereby certified that:
1.The name of the Corporation is Angi Inc., which was originally incorporated under the name “Halo TopCo, Inc” and the Corporation’s corporate name was subsequently amended to ANGI Homeservices Inc. on May 4, 2017. Effective as of March 17, 2021, the Corporation further amended its Certificate of Incorporation to amend its corporate name from ANGI Homeservices Inc. to Angi Inc. Effective as of June 13, 2024, the Corporation further amended its Certification of Incorporation to provide for officer exculpation for breach of fiduciary care under Section 102(b)(7) of the Delaware General Corporation Law.

2.The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 13, 2017.
3.This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Board of Directors and Stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law and by the written consent of its Stockholders in accordance with Section 228 of the Delaware General Corporation Law.
4.The original Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety to read as follows:
ARTICLE I
The name of the Corporation is Angi Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.  The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
1 Compiled to comply with Item 601(b)(3) of Regulation S-K of the Securities Act of 1933, as amended.
Reflects the Amended and Restated Certificate of Incorporation of ANGI Homeservices Inc., the Certificate
of Amendment to the Amended and Restated Certificate of Incorporation of ANGI Homeservices Inc.
(dated as of March 17, 2021) and the Certificate of Amendment to the Amended and Restated Certificate of
Incorporation of Angi Inc. (dated as of June 13, 2024).

ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
The Corporation shall have the authority to issue 5,500,000,000 shares of stock, comprised of 2,000,000,000 shares of $0.001 par value Class A common stock, 1,500,000,000 shares of $0.001 par value Class B common stock, 1,500,000,000 shares of $0.001 par value Class C common stock, and 500,000,000 shares of $0.001 par value Preferred Stock.
A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:
A.Class A Common Stock.
(1)The holders of shares of Class A common stock shall be entitled to receive, share for share with the holders of shares of Class B common stock and the holders of shares of Class C common stock, such dividends if, as and when declared from time to time by the Board of Directors, except as provided for in Section D of this Article IV.
(2)In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of shares of Class A common stock shall be entitled to receive, share for share with the holders of shares of Class B common stock and the holders of shares of Class C common stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of shares of Preferred Stock have been satisfied.
(3)Each holder of shares of Class A common stock shall be entitled to vote one vote for each share of Class A common stock held as of the applicable date on any matter that is submitted to a vote or the subject of a written consent of the Stockholders of the Corporation.  Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of shares of Class A common stock and the holders of shares of Class B common stock shall at all times vote on all matters (including the election of directors of the Corporation) together as one class.
B.Class B Common Stock.
(1)The holders of shares of Class B common stock shall be entitled to receive, share for share with the holders of shares of Class A common stock and the holders of shares of Class C common stock, such dividends if, as and when declared from time to time by the Board of Directors, except as provided for in Section D of this Article IV.
(2)In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of shares of Class B common stock shall be entitled to receive, share for share with the holders of shares of Class A common stock and the holders of shares of Class C common stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of shares of Preferred Stock have been satisfied.
(3)Each holder of shares of Class B common stock shall be entitled to vote ten votes for each share of Class B common stock held as of the applicable date on any matter that is submitted to a vote or the subject of a written consent of the Stockholders of the Corporation.  Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of shares of Class A common stock and the holders of shares of Class B common stock shall at all times vote on all matters (including the election of directors of the Corporation) together as one class.
C.Class C Common Stock.
(1)The holders of shares of Class C common stock shall be entitled to receive, share for share with the holders of shares of Class A common stock and the holders of shares of Class B common stock, such dividends if, as and when declared from time to time by the Board of Directors, except as provided for in Section D of this Article IV.
(2)In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of shares of Class C common stock shall be entitled to receive, share for share with the holders of shares of Class A common stock and the holders of shares of Class B common stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of shares of Preferred Stock have been satisfied.
(3)Each holder of shares of Class C common stock will not be entitled to any voting powers, except as (and then only to the extent) otherwise required by the laws of the State of Delaware.  If a vote or consent of the holders of shares of Class C common stock should at any time be required by the laws of the State of Delaware on any matter, the holders of shares of Class C common stock will be entitled to one-hundredth (1/100) of a vote on such matter for each share of Class C common stock held.
D.Dividends.
(1)Whenever a dividend, other than a Share Distribution or an Asset Distribution (each as defined below), is paid to the holders of any class of the Corporation’s common stock then outstanding, the Corporation will also pay to the holders of each other class of the Corporation’s common stock then outstanding an equal dividend per share.  Dividends will be payable only as and when declared by the Board of Directors.
(2)If at any time a Share Distribution is to be made with respect to any class of the Corporation’s common stock, such Share Distribution may be declared and paid only as follows:

(a)a Share Distribution
(i)consisting of shares of Class C common stock (or securities convertible into or exercisable or exchangeable for shares of Class C common stock) may be declared and paid to holders of shares of Class A common stock, Class B common stock and Class C common stock, on an equal per share basis, or
(ii)consisting of (x) shares of Class A common stock (or securities convertible into or exercisable or exchangeable for shares of Class A common stock) may be declared and paid to holders of shares of Class A common stock on an equal per share basis, (y) shares of Class B common stock (or securities convertible into or exercisable or exchangeable for shares of Class B common stock) may be declared and paid to holders of shares of Class B common stock, on an equal per share basis, and (z) shares of Class C common stock (or securities convertible into or exercisable or exchangeable for shares of Class C common stock) may be declared and paid to holders of shares of Class C common stock, on an equal per share basis; or
(b)a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than shares of Class A common stock, Class B common stock or Class C common stock (or securities convertible into or exercisable or exchangeable for shares of Class A common stock, Class B common stock or Class C common stock), may be declared and paid on the basis of a dividend of
(i)identical securities, on an equal per share basis, to holders of shares of Class A common stock, Class B common stock and Class C common stock,
(ii)a separate class or series of securities to holders of shares of Class A common stock, a separate class of securities to holders of shares of Class B common stock and a separate class or series of securities to holders of shares of Class C common stock, on an equal per share basis,
(iii)a separate class or series of securities to holders of shares of Class B common stock and a different class or series of securities to holders of shares of Class A common stock and Class C common stock, on an equal per share basis; or
(iv)a separate class or series of securities to holders of shares of Class C common stock and a different class or series of securities to holders of shares of Class A common stock and Class B common stock, on an equal per share basis;
provided, that,
(A)in connection with a Share Distribution pursuant to clauses (ii), (iii) or (iv),

(1)such separate classes or series of securities (and, if the dividend consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable), with either
(X)    holders of shares of Class B common stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of Class A common stock and Class C common stock receiving securities of a class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, or
(Y)    holders of Class B common stock and Class A common stock receiving a class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of the Class C common stock receiving securities of a class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution, as applicable) among the shares of Class A common stock, the Class B common stock and the Class C common stock, and
(2)in the event the securities to be received by the holders of shares of Class A common stock and Class C common stock consist of different classes or series of securities, with each such class or series of securities (or the Underlying Securities into which such class is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable), then such classes or series of securities will be distributed to the holders of shares of each class of common stock (other than the Class B common stock) (A) as the Board of Directors determines or (B) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable) of the class or series of securities (or the Underlying Securities) to be received by the holders of shares of each class of common stock (other than the Class B common stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable) of such class of common stock, as compared to the other class of common stock (other than the Class B common stock), and
(B)a dividend involving a class or series of securities of a Person other than the Corporation may be treated as an Asset Distribution or as a Share Distribution as determined by the Board of Directors.
(3)Whenever a dividend in the form of an Asset Distribution is paid to the holders of any class or classes of common stock of the Corporation then outstanding, the Corporation shall also pay a dividend, in cash and/or other property, to the holders of each other class of common stock then outstanding, on an equal per share basis (but, for the avoidance of doubt, without requiring that such dividend be identical in form), in an amount, in the case of a dividend consisting solely of cash, equal to the fair market value of such holders’ ownership interest (immediately prior to such Asset Distribution) in the assets paid as a dividend pursuant to the Asset Distribution, or having a fair market value (as determined by the Board of Directors in good faith), in the case of any other dividend, equal to the fair market value (as determined by the Board of Directors in good faith) of such holders’ ownership interest (immediately prior to such Asset Distribution) in the assets paid as a dividend pursuant to the Asset Distribution.
(4)For the purposes of this Article IV Section D and Article IV Section G:
“Asset Distribution” means a dividend payable by delivery of an asset owned by the Corporation including shares of any class or series of capital stock of any Person owned by the Corporation.
“Convertible Security” means any security which is, directly or indirectly, convertible into, exchangeable for or otherwise exercisable for another security.
“Person” means (a) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or any other entity, or (b) “person” as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.
“Share Distribution” means a dividend payable (including an issuance made in connection with any stock split, reclassification or recapitalization) in shares of any class of capital stock of the Corporation or any other Person, other securities of the Corporation or any other Person (including Convertible Securities).
“Underlying Securities” means with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities is directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

(5)Notwithstanding anything to the contrary contained herein, the dividend or other issuance by the Corporation of rights to purchase capital stock, other securities or property pursuant to a “poison pill” stockholder rights plan shall not be subject to this Section D of this Article IV.
E.Other Matters Affecting Holders of Class A Common Stock, Class B Common Stock and Class C Common Stock.
(1)Shares of Class B common stock shall be convertible into shares of Class A common stock of the Corporation at the option of the holder thereof at any time on a share for share basis.  Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding shares of Class A common stock or Class B common stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.  Shares of Class A common stock and shares of Class C common stock will not be convertible into shares of any other class of capital stock of the Corporation.
(2)Upon the conversion of shares of Class B common stock into shares of Class A common stock, said shares of Class B common stock shall be retired and shall not be subject to reissue.
(3)The number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of Class A common stock, Class B common stock and any one or more series of Preferred Stock entitled to vote thereon, voting together as one class.
F.Preferred Stock.
The Board of Directors shall, by resolution, designate the powers, preferences, rights and qualifications, limitations and restrictions of the shares of Preferred Stock.
G.Determinations.
For purposes of this Article IV, the Board of Directors shall have the power and authority to, in good faith (a) make all determinations regarding (1) whether or not a dividend is an equal dividend per share or is declared and paid on an equal per share basis and (ii) whether or not one or more classes or series of securities, Convertible Securities or Underlying Securities differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions) and (b) interpret this Article IV and make any other determination required herein.  All such interpretations and determinations made by the Board of Directors shall be final, conclusive and binding.  The Secretary of the Corporation shall maintain a written record of any such determination made by the Board of Directors at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.

ARTICLE V
The Board of Directors is expressly authorized to make, alter or repeal Bylaws of the Corporation, but the Stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.
ARTICLE VI
Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.
ARTICLE VII
The Corporation is to have perpetual existence.
ARTICLE VIII
Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII.  Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.
ARTICLE IX
A director or officer of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer’s duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the General Corporation Law of the State of Delaware, (iv) of a director or officer for any transaction from which the director derived an improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation.  Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director or officer of the Corporation existing immediately prior to such amendment or repeal.  The liability of a director or officer of the Corporation shall be further eliminated or limited to the full extent permitted by the laws of the State of Delaware, as it may hereafter be amended.
ARTICLE X
Meetings of Stockholders may be held within or without the State of Delaware, as determined by the Board of Directors.  The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE XI
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, and all rights conferred upon Stockholders of the Corporation herein are granted subject to this reservation.
ARTICLE XII
The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors.
ARTICLE XIII
A.Competition and Corporate Opportunities.
(1)Subject to any express agreement that may from time to time be in effect, any Dual Role Person may, and shall have no duty not to, on behalf of IAC (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation or its Affiliated Companies, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its Affiliated Companies, and (iii) make investments in any kind of property in which the Corporation or its Affiliated Companies may make investments.
(2)To the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware, the Corporation hereby renounces any interest or expectancy of the Corporation or any of its Affiliated Companies to participate in any business of IAC, and waives any claim against a Dual Role Person and shall indemnify a Dual Role Person against any claim that such Dual Role Person is liable to the Corporation or its Stockholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business on behalf of IAC.  The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in the Bylaws of the Corporation.

(3)To the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware, the Corporation hereby renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in (and a Dual Role Person shall not have any duty to offer or communicate information regarding) any potential transaction or matter which may constitute a corporate opportunity for both (a) IAC and (b) the Corporation or its Affiliated Companies and waives any claim against each Dual Role Person, and shall indemnify a Dual Role Person against any claim, that such Dual Role Person is liable to the Corporation or its Stockholders for breach of any fiduciary duty solely by reason of the fact that such Dual Role Person (i) pursues or acquires any corporate opportunity for the account IAC, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to IAC or (iii) does not communicate information regarding such corporate opportunity to the Corporation or its Affiliated Companies; provided, however, in each case, that any corporate opportunity which is expressly offered to a Dual Role Person solely in his or her capacity as an officer or director of the Corporation or any of its Affiliated Companies shall belong to the Corporation.  The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in the Bylaws of the Corporation.
B.Certain Matters Deemed Not Corporate Opportunities.
In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake.  Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between IAC on the one hand and the Corporation or any of its Affiliated Companies on the other hand.
C.Certain Definitions.
For purposes of this Article XIII:
“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Company” means, with respect to the Corporation, any Person controlled by the Corporation.
“Dual Role Person” means each of (a) any director or officer of the Corporation who is also an officer, director, employee or other Affiliate of IAC and (b) IAC.
“IAC” means IAC/InterActiveCorp and its Affiliates (other than the Corporation and its Affiliated Companies), successors and assigns.

“Person” means (a) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation joint stock company or any other entity, or (b) “person” as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.
D.Termination.
The provisions of this Article XIII shall have no further force or effect at such time as (1) the Corporation or any of its Affiliated Companies and IAC are no longer Affiliates of one another and (2) none of the directors and/or officers of IAC serve as directors and/or officers of the Corporation or its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or any of its Affiliated Companies on the one hand, and IAC, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.
E.Deemed Notice.
Any Person purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.
F.Severability.
The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.
ARTICLE XIV
The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.
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